UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED):

October 1, 2009

US Oncology Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-126922	90-0222104
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS employer identification number)

10101 Woodloch Forest

The Woodlands, Texas 77380

(Address of Principal Executive Offices) (Zip Code)

(281) 863-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On October 1, 2009, US Oncology Holdings, Inc. (“Holdings”) filed an amendment to its Certificate of Incorporation with the State of Delaware. This Third Amended and Restated Certificate of Incorporation (the “Third Amended and Restated Certificate of Incorporation”) reclassified all of the outstanding shares of Holdings’ Series A and Series A-1 participating preferred stock into Holdings’ Common Stock. The Third Amended and Restated Certificate of Incorporation was effective immediately upon filing on October 1, 2009.

Concurrent with the filing of the Third Amended and Restated Certificate of Incorporation, the Board of Directors and the stockholders approved amendments to two of Holdings’ equity incentive plans. Amendment No. 1 to the Amended and Restated 2004 Equity Incentive Plan (the “Equity Plan Amendment”) increases the number of shares available under Holdings’ current plan. The Amended and Restated Director Stock Option and Restricted Stock Award Plan (the “Amended Director Plan”) allows directors to be granted shares of restricted stock and provide grants to directors. Each of Equity Plan Amendment and the Amended Director Plan were effective on October 1, 2009.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

Exhibit 3.1	Third Amended and Restated Certificate of Incorporation.

Exhibit 10.1	US Oncology Holdings, Inc. Amendment No. 1 to the Amended and Restated 2004 Equity Incentive Plan

Exhibit 10.2	US Oncology Holdings, Inc. Amended and Restated Director Stock Option and Restricted Stock Award Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2009	By:	/S/ PHILLIP H. WATTS
	Name:	Phillip H. Watts
	Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit 3.1	Third Amended and Restated Certificate of Incorporation.

Exhibit 10.1	US Oncology Holdings, Inc. Amendment No. 1 to the Amended and Restated 2004 Equity Incentive Plan

Exhibit 10.2	US Oncology Holdings, Inc. Amended and Restated Director Stock Option and Restricted Stock Award Plan